SCHNITZER STEEL INDUSTRIES, INC.




December 9, 1996



Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of your Company, which will be held on Monday, January 6, 1997 at 8 A.M., local time, at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205.

The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

Sincerely,

/S/Robert W. Philip

Robert W. Philip
President

                        SCHNITZER STEEL INDUSTRIES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 6, 1997



The Annual Meeting of Shareholders of Schnitzer Steel Industries, Inc. (the Company) will be held at the Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205 on Monday, January 6, 1997 at 8 A.M., local time, for the following purposes:

         (1) To elect eleven directors each to serve until the next Annual Meeting of Shareholders and until a successor has been elected and qualified;

         (2)      To approve the proposed Amendments to the 1993 Stock Incentive
                  Plan;

         (3) To approve and ratify the selection of Price Waterhouse LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending August 31, 1997; and

         (4) To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on November 15, 1996 are entitled to notice of and to vote at the meeting or any adjournments thereof.

Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

                                       By Order of the Board of Directors,

                                       /S/Dori Schnitzer

                                       Dori Schnitzer
                                       Secretary

Portland, Oregon
December 9, 1996

                        SCHNITZER STEEL INDUSTRIES, INC.

                                 PROXY STATEMENT


This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Schnitzer Steel Industries, Inc., an Oregon corporation (the Company), to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047, Attention: Dori Schnitzer, Secretary, or hand-delivered to the Secretary at or before the taking of the vote at the Annual Meeting.

The mailing address of the principal executive offices of the Company is P.O. Box 10047, Portland, Oregon 97296-0047. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being mailed to shareholders on or about December 9, 1996.


                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The record date for determination of shareholders entitled to receive notice of and to vote at the Annual Meeting is November 15, 1996. At the close of business on November 15, 1996, 5,772,699 shares of Class A Common Stock (Class A), par value $1.00 per share, and 4,575,255 shares of Class B Common Stock (Class B), par value $1.00 per share, of the Company (collectively, the Common Stock) were outstanding and entitled to vote at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes with respect to each matter to be voted on at the Annual Meeting.

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of August 31, 1996, by (i) persons known to the Company to be the beneficial owner of more than 5% of either class of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them. Except as noted below, the address of each shareholder in the table is Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.



             Name of Beneficial Owner or                      Class A Shares                Class B Shares
              Number of Persons in Group                  Beneficially Owned (1)        Beneficially Owned (1)
------------------------------------------------------- ---------------------------- ------------------------------
                                                            Number        Percent        Number         Percent
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Schnitzer Steel Industries, Inc. Voting Trust
(the Schnitzer Trust)                                                                      4,550,878         99.5%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Manuel and Edith Schnitzer (2)                              15,000                *          303,950          6.6%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Marilyn S. Easly (2)                                         6,300                *          325,814          7.1%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Carol S. Lewis (2)                                           1,000                *          195,812          4.3%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
    MANUEL SCHNITZER FAMILY GROUP,
       Carol S. Lewis, Trustee (3)                                                         1,150,827         25.2%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Dori Schnitzer (2)                                                                           331,541          7.2%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Susan Schnitzer (2)                                                                          331,542          7.2%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Jean S. Reynolds (2)                                                                         298,542          6.5%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
    MORRIS SCHNITZER FAMILY GROUP,
       Dori Schnitzer, Trustee (3)                                                         1,175,314         25.7%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Gilbert and Thelma S. Schnitzer (2)                                                          518,179         11.3%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Kenneth M. and Deborah S. Novack (2)                         3,100  (4)           *          305,111          6.7%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Gary Schnitzer (2)                                          11,283  (5)           *          214,597          4.7%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
    GILBERT SCHNITZER FAMILY GROUP,
       Gary Schnitzer, Trustee (3)                                                         1,044,638         22.8%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Leonard and Lois T. Schnitzer (2)                           23,083  (6)           *          258,523          5.7%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Robert W. and Rita S. Philip (2)                            24,608  (7)           *          144,957          3.2%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
    LEONARD SCHNITZER FAMILY GROUP,
       Rita S. Philip, Trustee (3)                                                         1,180,099         25.8%
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Columbia Management Co.                                    562,500  (8)        9.7%
1300 SW Sixth Avenue, P.O. Box 1350
Portland, OR  97207
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Capital Guardian Trust                                     290,000  (8)        5.0%
4 Embarcadero Center #1800
San Francisco,  CA  94111
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Olympic Capital Management                                 383,300  (8)        6.6%
1301 Fifth Avenue, Suite 3320
Seattle, WA  98101
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Neumeier Investment Counsel                                443,500  (8)        7.7%
26435 Carmel Rancho Blvd.
Carmel,  CA  93923
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Robert S. Ball                                               5,000                *
------------------------------------------------------- ---------------- ----------- ---------------- -------------
William A. Furman                                            3,500                *
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Ralph R. Shaw                                                5,000                *
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Barry A. Rosen                                              12,654  (9)           *
------------------------------------------------------- ---------------- ----------- ---------------- -------------
Kurt C. Zetzsche                                            10,577 (10)           *
------------------------------------------------------- ---------------- ----------- ---------------- -------------
All directors and executive officers as a group
(15 persons) (2)                                           115,305 (11)        1.9%        2,053,033         44.9%
------------------------------------------------------- ---------------- ----------- ---------------- -------------

 *       Less than 1%
(1)      Includes,  in all cases, shares held by either spouse,  either directly or as trustee or custodian.  For purposes of this table, Class A shares beneficially  owned  does  not  include  Class A shares  issuable  upon conversion of Class B shares.
(2)      Class B  shares  owned  by  these  shareholders  are  deposited  in the
         Schnitzer   Trust  and   represented   by  voting  trust   certificates
         beneficially owned by the shareholders.
(3)      Class B shares shown in the table as owned by a family group  represent the total number of shares  deposited in the Schnitzer Trust by members of the family  group.  The trustee  for each  family  group has certain voting  powers with respect to the family  group's  shares as described below under "Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell
         Agreement."
(4)      Includes 3,000 shares subject to options  exercisable  prior to October
         30, 1996.
(5)      Includes 11,183 shares subject to options  exercisable prior to October
         30, 1996.
(6)      Includes 13,083 shares subject to options  exercisable prior to October
         30, 1996.
(7)      Includes 14,558 shares subject to options  exercisable prior to October
         30, 1996.
(8)      Beneficial  ownership as of June 30, 1996 as reported by the investment manager on Form 13F. Data was obtained from Corporate  Record published by The NASDAQ Stock Market, Inc.
(9)      Includes 8,654 shares subject to options  exercisable  prior to October
         30, 1996.
(10)     Includes 10,477 shares subject to options  exercisable prior to October
         30, 1996.
(11)     Includes 60,955 shares subject to options  exercisable prior to October
         30, 1996.



SCHNITZER STEEL INDUSTRIES, INC. VOTING TRUST AND BUY-SELL AGREEMENT

VOTING TRUST PROVISIONS. Pursuant to the terms of the Schnitzer Steel Industries, Inc. Voting Trust and Buy-Sell Agreement dated March 31, 1991 (the Schnitzer Trust Agreement), the beneficial owners of substantially all outstanding shares of Class B Common Stock have contributed their shares to the Schnitzer Steel Industries, Inc. Voting Trust (the Schnitzer Trust). The Schnitzer Trust is divided into four separate groups, one for each branch of the Schnitzer family. Carol S. Lewis, Dori Schnitzer, Gary Schnitzer, and Rita S. Philip are the four trustees of the Schnitzer Trust and each is also the separate trustee for his or her separate family group. Pursuant to the Schnitzer Trust Agreement, the trustees as a group have the power to vote the shares held in the Schnitzer Trust and, in determining how the trust shares will be voted, each trustee separately has the number of votes equal to the number of shares held in trust for his or her family group. Any action by the trustees requires the approval of trustees with votes equal to at least 52.5% of the number of shares held by the Schnitzer Trust. Before voting with respect to the following actions, each trustee is required to obtain the approval of holders of a majority of the voting trust certificates held by his or her family group: (a) any merger or consolidation of the Company with any other corporation, (b) the sale of all or substantially all the Company's assets or any other sale of assets requiring approval of the Company's shareholders, (c) any reorganization of the Company requiring approval of the Company's shareholders, (d) any partial liquidation or dissolution requiring approval of the Company's shareholders, and
(e) dissolution of the Company. The Schnitzer Trust will terminate on March 31, 2001 unless terminated prior thereto by agreement of the holders of trust certificates representing two-thirds of the shares held by the trust for each family group.

PROVISIONS RESTRICTING TRANSFER. The trustees are prohibited from selling or encumbering any shares held in the Schnitzer Trust. The Schnitzer Trust Agreement prohibits shareholders who are parties from selling or otherwise transferring their voting trust certificates or their shares of Class B Common Stock except to other persons in their family group or to entities controlled by such persons. Such transfers are also restricted by the Company's Restated Articles of Incorporation. A holder of voting trust certificates is permitted to sell the shares of Class B Common Stock represented by his or her certificates by first directing the trustees to convert the shares into Class A Common Stock which will then be distributed to the holder free from restrictions under the agreement. However, before causing any shares to be converted, a holder must offer the shares (or the voting trust certificates representing the shares) to the other voting trust certificate holders who may purchase the shares at the current market price for the Class A Common Stock. After the expiration of the voting trust, these transfer restrictions will continue to apply to the Class B Common Stock formerly held by the trust unless terminated by agreement of the holders of two-thirds of the Class B Common Stock held by each family group.

                              ELECTION OF DIRECTORS

Eleven directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his or her successor has been duly elected and qualified. Proxies received from shareholders, unless directed otherwise, will be voted FOR the election of the following nominees: Leonard Schnitzer, Robert W. Philip, Kenneth M. Novack, Gary Schnitzer, Dori Schnitzer, Carol S. Lewis, Jean S. Reynolds, Manuel Schnitzer, Robert S. Ball, William A. Furman, and Ralph R. Shaw. If any nominee is unable to stand for election, the persons named in the proxy will vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for reelection. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes will have no effect on the results of the vote.

Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.


 Name and Year First Became
          Director                                   Business Experience                                 Age
----------------------------    --------------------------------------------------------------           ---

      Leonard Schnitzer         Chief Executive  Officer since August 1973; became Chairman of           72
            1948                the Board in March 1991.


      Robert W. Philip          President  and a director  since March 1991.  Became  director           49
            1991                in March  1991.  He had been a Vice  President  of the Company since 1984 with  responsibility  for the Company's Metra steel distribution  division  from  1984 to the  time of its sale in
                                July 1990.  Mr. Philip is Leonard Schnitzer's son-in-law.


      Kenneth M. Novack         Executive  Vice-President  of the  Company  and  President  of           50
            1991                Schnitzer  Investment  Corp. and certain other Schnitzer Group
                                Companies.  From 1975 to 1980,  he worked  for the  Company as
                                Vice President and then Executive Vice  President.  Mr. Novack was also  President of SIC from 1978 to 1980.  From 1981 until
                                April 1991, he was a partner in the law firm of Ball,  Janik &
                                Novack. Mr. Novack is the son-in-law of Gilbert  Schnitzer,  a
                                brother of Leonard Schnitzer.


       Gary Schnitzer           Executive   Vice   President   in  charge  of  the   Company's           54
            1993                California  scrap  operations  since 1980 and a director since
                                September   1993.   Gary  Schnitzer  is  the  son  of  Gilbert
                                Schnitzer.

       Dori Schnitzer           Secretary  of  the  Company  since  June  1987  and  became  a           42
            1991                director in March 1991.  She also served as corporate  counsel of the Company  from  October 1987 to May 1991 when she became
                                Vice  President  of Lasco  Shipping  Co. Dori  Schnitzer  is a
                                daughter of Morris  Schnitzer,  a deceased  brother of Leonard
                                Schnitzer.


       Carol S. Lewis           Director  of  the  Company  since   December   1987.   She  is           59
            1987                currently  proprietor  of  Virginia  Jacobs,  a linen and home accessories  store.  From  1991  until  1995 she  worked  as a marketing and fund- raising  consultant.  From 1981 until 1991 she worked  for  Oregon  Public  Broadcasting,  the  nonprofit operator  of  public  television  and  radio in  Oregon,  most recently  as  President  of  the  Oregon  Public  Broadcasting
                                Foundation. Carol Lewis is the daughter of Manuel Schnitzer, a brother of Leonard Schnitzer.


      Jean S. Reynolds          Director  of  the  Company  since   September  1993.  Jean  S.           47
            1993                Reynolds is employed as a consultant  for FTA, a marketing and special  events  coordinator.  She  is a  daughter  of  Morris
                                Schnitzer, a deceased brother of Leonard Schnitzer.


      Manuel Schnitzer          Director  of the  Company  until  December  1987.  He became a           89
            1991                director  again in March 1991.  Manuel  Schnitzer is a brother of Leonard Schnitzer.


       Robert S. Ball           Director of the Company since September  1993.  Since 1982, he           55
             1993               has been a partner  in the  Portland,  Oregon law firm of Ball
                                Janik LLP.


      William A. Furman         Director of the Company since September  1993.  Since 1981, he           51
            1993                has been the  President  and  Chief  Executive  Officer  and a director of The Greenbrier  Companies of Portland,  Oregon,  a
                                publicly held company with subsidiaries,  including Gunderson,
                                Inc.,  engaged  in  manufacturing,  marketing  and  leasing of railcars and other equipment.


        Ralph R. Shaw           Director  of the Company  since  September  1993.  Mr. Shaw is           56
            1993                Co-Chairman  of  Shaw,  Glasgow  & Co.,  L.L.C.,  a  financial
                                services  and  venture   capital  firm  which  in  March  1995
                                succeeded to the business of Shaw  Management,  Inc., of which
                                Mr. Shaw had been President since September 1980. He is also a director of TRM Copy Centers  Corporation.  During  1992,  Mr.
                                Shaw entered into a settlement  agreement  with the Securities and  Exchange  Commission  relating to alleged  violations  of
                                Section  16(a) of the  Securities  Exchange Act of 1934 due to
                                failure to report on a timely basis transactions in the Common
                                Stock  of two  public  companies  for  which  he  served  as a director. As part of the settlement agreement, Mr. Shaw agreed to the entry of an order by the  Commission  requiring  him to permanently  cease and desist from any further  violations  of
                                Section 16(a).



The Board of Directors held five meetings during the fiscal year ended August 31, 1996. During fiscal 1996 incumbent directors Manuel Schnitzer and William A. Furman did not attend 75% of the aggregate number of meetings of the Board and of committees of the Board on which they served.

The Company has Compensation and Audit Committees of the Board of Directors. Messrs. Ball, Furman, and Shaw are members of the Compensation and Audit Committees. The principal function of the Audit Committee is to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and audit fees and to discuss the results of the audit with the independent auditors. The Compensation Committee administers the Company's 1993 Stock Incentive Plan and makes recommendations to the Board of Directors regarding compensation for executive officers of the Company. During fiscal 1996, the Audit Committee held two meetings and the Compensation Committee held one meeting. The Company does not have a nominating committee of the Board of Directors. Shareholders who wish to submit names for consideration for Board membership should do so in writing addressed to the Board of Directors, c/o Dori Schnitzer, Secretary, Schnitzer Steel Industries, Inc., P.O. Box 10047, Portland, Oregon 97296-0047.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereinafter referred to as the Named Executive Officers) for the fiscal years ended August 31, 1996, 1995 and 1994:


                                                                                        Long-Term
                                                         Annual Compensation          Compensation
                                               ------------------------------------- ----------------
                                                                                         Awards           All
                                                                                       Securities        Other
             Name and                Fiscal                                            Underlying      Compensa-
        Principal Position            Year       Salary(1)       Bonus      Other        Options       tion 1,2
----------------------------------- ---------- -------------- ------------ --------- ---------------- ------------
Leonard Schnitzer                        1996       $275,187     $207,200                     18,948      $ 6,750
                                    ---------- -------------- ------------ --------- ---------------- ------------
  Chief Executive Officer                1995       $262,214     $207,200                     22,176      $ 4,275
                                    ---------- -------------- ------------ --------- ---------------- ------------
                                         1994       $315,949     $125,000                     21,622      $ 6,993
----------------------------------- ---------- -------------- ------------ --------- ---------------- ------------
Robert W. Philip                         1996       $340,269     $375,000                     21,043      $ 6,750
                                    ---------- -------------- ------------ --------- ---------------- ------------
  President                              1995       $239,460     $375,000                     22,781      $ 6,080
                                    ---------- -------------- ------------ --------- ---------------- ------------
                                         1994       $183,224     $120,000                     22,506      $ 5,964
----------------------------------- ---------- -------------- ------------ --------- ---------------- ------------
Gary Schnitzer                           1996       $250,651     $150,000                     11,843      $ 6,750
                                    ---------- -------------- ------------ --------- ---------------- ------------
  Executive Vice President               1995       $228,882     $150,000                     13,807      $ 8,358
                                    ---------- -------------- ------------ --------- ---------------- ------------
                                         1994       $221,688     $ 75,000                     18,557      $ 8,804
----------------------------------- ---------- -------------- ------------ --------- ---------------- ------------
Kurt C. Zetzsche                         1996       $227,142     $ 90,000                     10,649      $15,000
                                    ---------- -------------- ------------ --------- ---------------- ------------
  President of Steel Operations          1995       $222,416     $100,000                     12,416      $15,920
                                    ---------- -------------- ------------ --------- ---------------- ------------
                                         1994       $210,690     $ 65,000                     17,486
----------------------------------- ---------- -------------- ------------ --------- ---------------- ------------
Barry A. Rosen                           1996       $188,110     $100,000                      9,405      $ 6,750
                                    ---------- -------------- ------------ --------- ---------------- ------------
  Vice President - Finance               1995       $141,908     $100,000                     10,280      $ 6,340
                                    ---------- -------------- ------------ --------- ---------------- ------------
                                         1994       $123,629     $ 50,000                     13,996      $ 4,848
----------------------------------- ---------- -------------- ------------ --------- ---------------- ------------

(1) Certain executive officers of the Company fulfill similar executive functions for other companies in the Schnitzer Group. A portion of the salary expense for these officers is reimbursed to the Company pursuant to the Shared Services Agreement. Until September 1, 1994, this reimbursement was based on the time spent by each officer for the other companies. All salary amounts for fiscal 1994 in the table above represent the net compensation paid by the Company after reimbursement by the other
      Schnitzer Group companies for time spent on their business. Accordingly, the amounts in the table represent 24%, 64%, and 54% of the total compensation paid by the Schnitzer Group in fiscal 1994 to Leonard
      Schnitzer,  Robert  W.  Philip  and  Barry  A.  Rosen,  respectively.  The
      Compensation Committee determined that effective September 1, 1994 all executive officers will receive salaries from the Company that are wholly independent from salaries paid to them by other Schnitzer Group companies and not subject to retroactive allocation based on relative time spent on the business of the Company and other Schnitzer Group companies. The salary amounts for fiscal 1995 and 1996 in the table above were determined under the new arrangement. Bonuses paid by the Company for all years presented were determined independently of the other Schnitzer Group companies.

(2)   For fiscal  years 1994,  1995 and 1996,  All Other  Compensation  consists entirely  of  Company  contributions,  net  of  reimbursement  from  other
      Schnitzer Group companies,  to the Company's Supplemental  Retirement Plan and Salary  Deferral  Retirement  Plan,  except that for Mr.  Zetzsche for
      fiscal  1995  and  1996,  All  Other  Compensation   consists  of  Company
      contributions  to the Cascade Steel Rolling  Mills  Employees'  Retirement
      Plan.


STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information regarding stock options for Class A Common Stock granted to the Named Executive Officers in the fiscal year ended August 31, 1996.



                                 INDIVIDUAL GRANTS
-------------------------------------------------------------------------------------
                                                                                       Potential Realizable Value
                           Number of      Percent of                                   at Assumed Annual Rates of
                          Securities    Total Options                                 Stock Price Appreciation for
                          Underlying      Granted to       Exercise                           Option Term (2)
                            Options      Employees in     Price Per      Expiration   ------------------------------
        Name              Granted (1)    Fiscal Year        Share           Date             5%             10%
------------------------ -------------- --------------- --------------- ------------- --------------- --------------

Leonard Schnitzer               18,948           16.6%          $24.25       6/14/06        $288,970       $732,307
------------------------ -------------- --------------- --------------- ------------- --------------- --------------

Robert W. Philip                21,043           18.5%           24.25       6/14/06         320,920        813,275
------------------------ -------------- --------------- --------------- ------------- --------------- --------------

Gary Schnitzer                  11,843           10.4%           24.25       6/14/06         180,614        457,711
------------------------ -------------- --------------- --------------- ------------- --------------- --------------

Kurt C. Zetzsche                10,649            9.4%           24.25       6/14/06         162,405        411,565
------------------------ -------------- --------------- --------------- ------------- --------------- --------------

Barry A. Rosen                   9,405            8.3%           24.25       6/14/06         143,433        363,487
------------------------ -------------- --------------- --------------- ------------- --------------- --------------

(1) Each option was granted on the date 10 years prior to the expiration date shown in the table. Options become exercisable for 20% of the shares on each of the first five anniversaries of the grant date.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.




AGGREGATED  OPTION  EXERCISES  IN LAST  FISCAL YEAR AND FISCAL  YEAR-END  OPTION
VALUES

The following table provides certain information concerning exercises of stock options during the fiscal year ended August 31, 1996 by each of the Named Executive Officers as well as the number and value of unexercised options held by such persons at August 31, 1996.



                             Shares                                                   Value of Unexercised in the
                          Acquired on       Value         Number of Unexercised         Money Options at Fiscal
          Name              Exercise      Realized     Options at Fiscal Year-End           Year-End (1)
                                                      ------------------------------ ------------------------------
                                                       Exercisable    Unexercisable   Exercisable   Unexercisable
------------------------- ------------- ------------- ------------- ---------------- ------------ -----------------

Leonard Schnitzer                                        13,083              49,663   $ 94,741            $249,326
------------------------- ------------- ------------- ------------- ---------------- ------------ -----------------

Robert W. Philip                                         13,558              52,772     99,241             262,148
------------------------- ------------- ------------- ------------- ---------------- ------------ -----------------

Gary Schnitzer                                           10,183              34,024     75,777             180,520
------------------------- ------------- ------------- ------------- ---------------- ------------ -----------------

Kurt C. Zetzsche                                         9,477               31,074     70,722             166,192
------------------------- ------------- ------------- ------------- ---------------- ------------ -----------------

Barry A. Rosen                                            7,654              26,027     57,235             136,795
------------------------- ------------- ------------- ------------- ---------------- ------------ -----------------

(1)   Aggregate  value of shares  covered by the options at August 31, 1996,  less the aggregate  exercise price of such options.



DEFINED BENEFIT RETIREMENT PLANS

PENSION RETIREMENT PLAN. The Company's Pension Retirement Plan is a defined benefit plan qualified under Section 401(a) of the Internal Revenue Code of 1986 (the Code). All employees (except Leonard Schnitzer and certain union and on-call employees) of the Company and certain other Schnitzer Group companies are eligible to participate in the plan after meeting certain service requirements. Generally, pension benefits become fully vested after five years of service and are paid in monthly installments beginning when the employee retires at age 65. Annual benefits equal 2% of qualifying compensation for each plan year of service after August 31, 1986. Upon their retirement, assuming retirement at age 65 and no increase in annual compensation from current levels, Messrs. Gary Schnitzer, Robert W. Philip, and Barry A. Rosen would receive annual benefits for life of $75,975, $89,808, and $86,113, respectively.

SUPPLEMENTAL EXECUTIVE RETIREMENT BONUS PLAN. The Supplemental Executive Retirement Bonus Plan was adopted to provide a competitive level of retirement income for key executives selected by the Board of Directors. The plan establishes an annual target benefit for each participant based on continuous years of service (up to a maximum of 25 years) and the average of the participant's five highest consecutive calendar years of compensation, with the target benefit subject to an inflation-adjusted limit equal to $159,208 in 1996. The target benefit is reduced by 100% of primary social security benefits and the Company-paid portion of all benefits payable under the Company's qualified retirement plans to determine the actual benefit payable under the plan. The actual benefit shall be paid as a straight life annuity or in other actuarially equivalent forms. Benefits are payable under the plan only to participants who terminate employment after age 55 with 10 credited years of service or after age
60. The following table shows the estimated annual target benefits under the plan, before the reductions based on social security and Company-paid retirement benefits, for executives who retire at age 60 (the normal retirement age under the plan) with various levels of pay and service, based on the 1996 value for the inflation-adjusted cap.



     Highest Five-Year Average
      Qualifying Compensation                         Credited Years of Service
                                      ----------------------------------------------------------
                                           10            15             20             25
------------------------------------- ------------- -------------- -------------- --------------
                            $200,000       $52,000        $78,000       $104,000       $130,000
------------------------------------- ------------- -------------- -------------- --------------
                            $250,000       $63,683        $95,525       $127,366       $159,208
------------------------------------- ------------- -------------- -------------- --------------
                            $300,000       $63,683        $95,525       $127,366       $159,208
------------------------------------- ------------- -------------- -------------- --------------
                            $350,000       $63,683        $95,525       $127,366       $159,208
------------------------------------- ------------- -------------- -------------- --------------
                            $400,000       $63,683        $95,525       $127,366       $159,208
------------------------------------- ------------- -------------- -------------- --------------


As of December 31, 1995, Messrs. Gary Schnitzer, Robert W. Philip and Barry A. Rosen had 31, 24 and 14 years of service, respectively, and highest five-year average qualifying compensation of $277,395, $382,233 and $292,436, respectively. For Mr. Philip and Mr. Rosen, the compensation differs significantly from that shown in the Summary Compensation Table because benefits under the plan are based on total qualifying compensation before allocation to other Schnitzer Group companies.


EMPLOYMENT AGREEMENTS

The Company has entered into a deferred bonus agreement with Kurt C. Zetzsche pursuant to which 40% of Mr. Zetzsche's bonus each year beginning with 1995 will be deferred and credited to a deferred compensation account maintained on the books of the Company. The Company will credit interest to the deferred compensation account based on a rate equal to 120% of the average annual applicable federal long-term rate published by the Internal Revenue Service. The deferred compensation account will be paid to Mr. Zetzsche after his retirement in accordance with the agreement.


DIRECTOR COMPENSATION

Directors who are not employees of the Schnitzer Group receive an annual fee of $10,000 plus $500 for attending each Board meeting or committee meeting held other than on the same day as a Board meeting, and are reimbursed for expenses of attending Board and committee meetings.

                              CERTAIN TRANSACTIONS

The Company is part of the Schnitzer Group of companies, all of which are controlled by members of the Schnitzer family. Other companies in the group include: Schnitzer Investment Corp. (SIC), engaged in the real estate, cold storage and shipping agency businesses; Pacific Coast Shipping Co. (PCS) and its wholly-owned subsidiary, Trans-Pacific Shipping Co. (TPS), and Liberty Shipping Group Limited Partnership (LSGLP) and Liberty Belle Limited Partnership (LBLP) and their general partner LSGGP Corp. (LSGGP), all engaged in the ocean shipping business; Island Equipment Company, Inc. (IECO), engaged in various businesses in Guam and other South Pacific islands; and Isla Insurance Company (Isla), an issuer of surety bonds and builder's risk insurance in Guam.

Certain executive officers of the Company fulfill similar executive functions for other companies in the Schnitzer Group. Leonard Schnitzer, Robert W. Philip and Kenneth M. Novack, the members of the Company's Office of the President, also make up the Office of the President of SIC. Robert W. Philip has the principal operating responsibility for the Company, but he also spends time on the businesses of other Schnitzer Group companies. Leonard Schnitzer serves as Chairman of the Schnitzer Group's shipping companies and spends substantial amounts of his time on their businesses. Kenneth M. Novack spends substantial amounts of his time on the businesses of SIC, IECO, Isla, and other Schnitzer Group companies. Barry A. Rosen serves as Chief Financial Officer for all of the Schnitzer Group companies. The Company believes that the sharing of top management and other resources (such as data processing, accounting, legal, financial, tax, treasury, risk management and human resources) provides benefits to the Company and the other Schnitzer Group companies by giving each of them access to a level of experience and expertise that can only be supported by a larger organization.

The Company leases certain properties used in its business from SIC. These properties and certain lease terms are set forth in the following table:



                                                                 EXPIRATION
                    PROPERTY                    ANNUAL RENT       OF LEASE
-------------------------------------------   ---------------   ------------
Corporate Headquarters                          $  166,000          2006
-------------------------------------------   ---------------   ------------
Scrap Operations:
     Portland facility and marine terminal       1,056,000          2063
     Sacramento facility                            80,000          2003
-------------------------------------------   ---------------   ------------
          Total                                 $1,302,000
                                              ===============


The rent for the Portland scrap operations will adjust on September 1, 1998 and every five years thereafter. The adjustments made on September 1, 2003 and every fifteen years thereafter will be to appraised fair market rent. Intervening rent adjustments will be based on the average of the percentage increases or decreases in two inflation indexes over the five years prior to the adjustment. The Sacramento facility rent also adjusts on September 1, 1998 based on the same inflation indexes. The Company subleases a portion of the Portland facility to a third party for $38,000 per year until 2000.

The Company ships steel scrap on vessels chartered from PCS and TPS. In fiscal 1996, the Company incurred a total of $7,742,000 in charter expense to PCS and TPS for shipments of steel scrap. SIC acts as managing agent for PCS and TPS and was paid $201,000 in agency fees by the Company during fiscal 1996. In May 1993, the Company entered into a five-year time charter of a ship from TPS. Under this charter, the Company pays to TPS the actual cost of operating the ship plus approximately $130,000 per quarter, and pays to SIC agency fees of $185,000 per year. At the end of the charter, the Company guarantees that TPS will be able to sell the ship for TPS's remaining capital investment at that time of $2,500,000, and the Company is entitled to either purchase the ship or receive any proceeds in excess of $2,500,000. In May 1995, the Company entered into two additional seven-year time charters with TPS. In August 1996, these two time charters were re-negotiated due to the condition of the vessels and lower charter rates experienced in the shipping industry resulting in a $769,000 refund of time charter expenses. Under each of these re-negotiated charters, the Company pays to TPS the actual cost of operating the ship plus approximately $200,000 per quarter. Additionally, the vessels discussed above are periodically sub-chartered to third parties. In this case, SIC acts as the company's agent in the collection of income and payment of expenses related to sub-charter activities. Charter expense to PCS and TPS incurred for these vessels while sub-chartered totalled $3,135,000 in 1996, net of a $163,000 refund, resulting from the re-negotiation of the time charter contracts. These charter expenses were offset by sub-charter income of $3,157,000 in 1996.

The Company provides management and administrative services to, and in some cases receives services from, SIC, LSGLP, LBLP, LSGGP, IECO and Isla, pursuant to a Second Amended Shared Services Agreement, as amended as of September 1, 1994. The agreement provides that all service providing employees, except executive officers, are charged out at rates based on the actual hourly compensation expense to the Company for such employees (including fringe benefits but excluding bonuses) plus an hourly charge for reimbursement of space costs associated with such employees, all increased by 15% as a margin for additional overhead and profit. The Company independently determines the salaries to pay its executive officers, and the other companies reimburse the Company fully for salaries and related benefits the other companies decide to pay, plus the hourly space charge and the 15% overhead and profit margin. Under the agreement, the Company independently determines the amount of bonus to pay to each of its employees, and the other companies reimburse the Company fully for any bonuses the other companies decide to pay. The agreement also provides for the monthly payment by these related parties to the Company of amounts intended to reimburse the Company for their proportionate use of the Company's telephone and computer systems. Charges by the Company under the agreement in fiscal 1996 totaled $816,000.

From time to time, the law firm of Ball Janik LLP, of which director Robert S. Ball is a partner, provides legal services to the Company. Ball Janik LLP provides legal services on a more regular basis to other companies in the Schnitzer Group. Additionally, Mr. Ball is a director, significant shareholder and the secretary of Electrical Construction Company (ECC), an electrical contractor, which has provided electrical construction services on the Company's new rolling mill. The Company paid ECC $7,301,000 in fiscal 1996.

On February 27, 1996, the Company sold a parcel of land to SIC. The Company received $585,000, recognizing no gain or loss on the transaction.

Pursuant to a policy adopted by the Board of Directors, all transactions with other Schnitzer Group companies require the approval of a majority of the independent directors or must be within guidelines established by them.



           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the Committee) is composed of three outside directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies and the levels of compensation to be paid to executive officers. In addition, the Committee has the sole responsibility for the administration of, and the grant of stock options and other awards under, the Company's 1993 Stock Incentive Plan. The Company has engaged a nationally recognized compensation and benefits consulting firm to assist the Committee and the Company in gathering information on competitive compensation practices and in reviewing executive compensation.

The objectives of the Company's executive compensation program are to attract and retain highly qualified executives, and to motivate them to maximize shareholder returns by achieving both short-term and long-term strategic Company goals. The three basic components of the executive compensation program are base salary, annual bonus dependent on corporate performance, and stock options.


BASE SALARY

For purposes of determining fiscal 1996 salaries, the Committee considered market analyses prepared by the Company's compensation consultant. The salary data consisted of a broad survey of durable goods manufacturing companies and steel companies. Using trend line analysis on the broad survey data, the consultant estimated average salary levels for a durable goods company with $300 million in annual revenues, and these estimated averages were reasonably confirmed by the steel industry data. The Committee used these estimated averages as the basis for establishing salaries for executive officers, with modifications in certain cases to reflect historical salary levels or reduced time commitments to the Company's business.

Certain executives of the Company provide services to other Schnitzer Group companies. Prior to fiscal 1995, pursuant to the Shared Services Agreement, a portion of each officer's salary was reimbursed to the Company by the other Schnitzer Group companies based on the portion of the officer's time spent on their businesses. Beginning in fiscal 1995, the Committee determined that the Company should establish fixed, base salaries for its executives as a means of emphasizing achievement of results rather than the expenditure of time as the basis for executive officer compensation. The Committee believes that this change facilitates the comparison of compensation paid by the Company with compensation paid by other public companies and the establishment of total compensation packages appropriate for the company's size and business.


ANNUAL BONUSES

Executive officers are eligible to receive annual bonuses, based on Company performance, which provide them a direct financial incentive to achieve corporate objectives each year. Bonuses for 1996 for all named executive officers, except for the president, were determined with reference to target bonus amounts expressed as a percentage of salary. Target bonuses are higher as a percentage of salary for more senior officers. Actual bonuses may be more or less than target bonuses. The determination of actual bonuses is discretionary for the Committee and is based generally on overall Company profitability, business unit profitability, achievement of nonfinancial objectives and subjective judgements as to individual performance. No specific weight is accorded to any single factor and different factors may be accorded greater or lesser weight in particular years or for particular officers. For 1996, as a result of the Company's overall performance, successful secondary stock offering and achievement of other objectives, all named executive officers except for the president, received bonuses within the target range. In determining the bonus granted to the Company's president, the Committee considered the Company's performance for fiscal 1996 relative to other companies in the steel industry and to the budgeted results. The Committee also considered the overall compensation paid to executives in similar positions in other companies.


STOCK OPTIONS

The stock option program is the Company's principal long-term incentive plan for executive officers. The objectives of the stock option program are to align executive and shareholder long-term interest by creating a strong and direct link between executive compensation and shareholder return, and to create incentives for executives to remain with the Company for the long term through standard five-year vesting of options. Options are awarded with an exercise price equal to the market price of Class A Common Stock on the date of grant and have a term of 10 years. Prior to 1996, options had been granted only to six executives officers of the Company. In June 1996, the Committee granted non-statutory stock options under the plan to an additional 18 employees of the Company, each of whom has significant management responsibilities.

The Committee has implemented an annual option grant program. Annual awards to the top five executive officers are made based on grant guidelines expressed as a percentage of salary, with such guidelines generally set at the median for companies in the broad market survey provided by the consultants.

Section 162(m) of the Internal Revenue Code of 1986 limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. The levels of salary and bonus generally paid by the Company do not exceed this limit. Under IRS regulations, the $1,000,000 cap on deductibility will not apply to compensation received through the exercise of a nonqualified stock option that meets certain requirements. This option exercise compensation is equal to the excess of the market price at the time of exercise over the option price and, unless limited by Section 162(m), is generally deductible by the Company. It is the Company's current policy generally to grant options that meet the requirements of the IRS regulations. The 1993 Stock Incentive Plan is proposed to be amended to meet one of these requirements. See "Amendment of the 1993 Stock Incentive Plan."


CHIEF EXECUTIVE OFFICER COMPENSATION

Dr. Schnitzer's base salary for fiscal 1996 was fixed at $275,000, which is approximately 75% of the average salary level for his position estimated by the Company's compensation consultant based on survey data as discussed above. The Committee believes that a lower than average salary level is appropriate since Dr. Schnitzer devotes time to the businesses of other companies in the Schnitzer Group to a greater extent than other executive officers of the Company.

Dr. Schnitzer received a bonus for 1996 of $207,200 which is 75% of the salary established for him for fiscal 1996. This is within the range of target bonuses payable under the annual bonus program and was awarded for the reasons discussed above.

During fiscal 1996, Dr. Schnitzer received an option for 18,948 shares of Class A Common Stock as part of the Company's annual option grant program. The size of the award was determined using the median grant guideline percentage for chief executive officers determined from survey data and applying that guideline percentage to Dr. Schnitzer's 1996 base salary.


                                                         COMPENSATION COMMITTEE

                                                         Ralph R. Shaw, Chair
                                                         Robert S. Ball
                                                         William A. Furman



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of directors Robert S. Ball, William A. Furman and Ralph R. Shaw. From time to time, the law firm of Ball Janik LLP, of which director Robert S. Ball is a partner, provides legal services to the Company. Ball Janik LLP provides legal services on a more regular basis to other companies in the Schnitzer Group. Additionally, Mr. Ball is a director, significant shareholder and the secretary of Electrical Construction Company
(ECC), an electrical contractor, which has provided electrical construction services on the Company's new rolling mill. The Company paid ECC $7,301,000 in fiscal 1996.



                      SHAREHOLDER RETURN PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Steel Industry Group Index for the period commencing on November 16, 1993 (the date of the Company's initial public offering) and ending on August 31, 1996. The graph assumes that $100 was invested in the Company's Common Stock and each index on November 16, 1993, and that all dividends were reinvested.



EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC


                                   11/16/93   2/28/94   8/31/94   2/28/95   8/31/95   2/29/96   8/31/96
                                   --------  --------  --------  --------  --------  --------  --------
Schnitzer Steel Industries, Inc.    100.00    152.90    136.38    103.82    143.03    154.26    141.36
---------------------------------  --------  --------  --------  --------  --------  --------  --------
Standatd & Poors 500                100.00    100.73    104.02    108.15    126.33    145.67    149.99
---------------------------------  --------  --------  --------  --------  --------  --------  --------
Standard & Poors Steel Index        100.00    111.92    125.88    101.41     95.19     97.64     82.08

                   AMENDMENT OF THE 1993 STOCK INCENTIVE PLAN

The Company maintains the 1993 Stock Incentive Plan (the Plan) for the benefit of its employees and others who provide services to the Company. The Board of Directors believes the availability of stock incentives is an important factor in the Company's ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on behalf of the Company. As of August 31, 1996, out of a total of 375,000 shares reserved for issuance under the Plan, only 80,485 shares remained available for grant. The Board of Directors believes additional shares will be needed under the Plan to provide appropriate incentives to key employees. Accordingly, on October 7, 1996 the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to reserve an additional 825,000 shares for the Plan, thereby increasing the total number of shares reserved for issuance under the Plan from 375,000 to 1,200,000 shares. In addition, to comply with regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), the Board of Directors approved an amendment to the Plan, subject to shareholder approval, to establish a per-employee limit on grants of options and stock appreciation rights under the Plan of 100,000 shares annually. See "Tax Consequences." Other amendments approved by the Board of Directors and submitted to the shareholders for approval principally relate to the elimination of certain restrictions in the Plan that are no longer necessary or appropriate based on recent changes to the rules under Section 16 of the Securities Exchange Act of 1934.

Certain provisions of the Plan are described below. The complete text of the Plan, marked to show the proposed amendments, is attached to this proxy statement as Appendix A.


DESCRIPTION OF THE PLAN

ELIGIBILITY. All employees, officers and directors of the Company and its subsidiaries other than members of the Committee (as defined below) are eligible to participate in the Plan. Also eligible are nonemployee consultants and advisors to the Company.

ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors (the Committee), which designates from time to time the individuals to whom awards are made under the Plan, the amount of any such award and the price and other terms and conditions of any such award. Subject to the provisions of the Plan, the Committee may adopt and amend rules and regulations relating to the administration of the Plan.
Only the Board of Directors may amend, modify or terminate the Plan.

TERM OF PLAN. The Plan will continue until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time.

STOCK OPTIONS. The Committee determines the persons to whom options are granted, the option price, the number of shares subject to each option, the period of each option and the times at which options may be exercised and whether the option is an Incentive Stock Option (ISO), as defined in Section 422 of the Code, or an option other than an ISO (a Non-Statutory Stock Option or NSO). If the option is an ISO, the option price cannot be less than the fair market value of the Class A Common Stock on the date of grant. If an optionee of an ISO at the time of grant owns stock possessing more than 10% of the combined voting power of the Company, the option price may not be less than 110% of the fair market value of the Class A Common Stock on the date of grant. If the option is an NSO, the option price may be any price determined by the Committee. The aggregate fair market value, on the date of the grant, of the stock for which ISOs are exercisable for the first time by an employee during any calendar year may not exceed $100,000. No monetary consideration is paid to the Company upon the granting of options.

Options granted under the Plan generally continue in effect for the period fixed by the Committee, except that ISOs are not exercisable after the expiration of 10 years from the date of grant or five years in the case of 10% shareholders. Options are exercisable in accordance with the terms of an option agreement entered into at the time of grant and, except as otherwise determined by the Committee with respect to a NSO, are nontransferable except on death of a holder or pursuant to a qualified domestic relations order. Options may be exercised only while an optionee is employed by or in the service of the Company or a subsidiary or within 12 months following termination of employment by reason of death or disability or 30 days following termination for any other reason. The Plan provides that the Committee may extend the exercise period for any period up to the expiration date of the option and may increase the number of shares for which the option may be exercised up to the total number underlying the option. The purchase price for each share purchased pursuant to exercise of options must be paid in cash, including cash which may be the proceeds of a loan from the Company, or, with the consent of the Committee, in whole or in part, in shares of Class A Common Stock valued at fair market value, in restricted stock, in performance units or other contingent awards denominated in either stock or cash, in deferred compensation credits, in promissory notes, or in other forms of consideration. Upon the exercise of an option, the number of shares subject to the option and the number of shares available under the Plan for future option grants are reduced by the number of shares with respect to which the option is exercised.

STOCK APPRECIATION RIGHTS. Stock appreciation rights (SARs) may be granted under the Plan. SARs may, but need not, be granted in connection with an option grant or an outstanding option previously granted under the Plan. A SAR gives the holder the right to payment from the Company of an amount equal in value to the excess of fair market value on the date of exercise of a share of Class A Common Stock of the Company over its fair market value on the date of grant, or if granted in connection with an option, the option price per share under the option to which the SAR relates. A SAR is exercisable only at the time or times established by the Committee. If a SAR is granted in connection with an option it is exercisable only to the extent and on the same conditions that the related option is exercisable. Payment by the Company upon exercise of a SAR may be made in Class A Common Stock of the Company valued at its fair market value, in cash, or partly in stock and partly in cash, as determined by the Committee. The Committee may withdraw any SAR granted under the Plan at any time and may impose any condition upon the exercise of a SAR or adopt rules and regulations from time to time affecting the rights of holders of SARs. The existence of SARs, as well as certain bonus rights described below, would require charges to income over the life of the right based upon the amount of appreciation, if any, in the market value of the Class A Common Stock of the Company over the exercise price of shares subject to exercisable SARs or bonus rights. No SARs have been granted under the Plan.

STOCK BONUS AWARDS. The Committee may award Class A Common Stock of the Company as a stock bonus under the Plan. The Committee may determine the recipients of the awards, the number of shares to be awarded and the time of the award. Stock received as a stock bonus is subject to the terms, conditions and restrictions determined by the Committee at the time the stock is awarded. No stock bonuses have been granted under the Plan.

RESTRICTED STOCK. The Plan provides that the Company may issue restricted stock in such amounts, for such consideration, subject to such restrictions and on such terms as the Committee may determine. No restricted stock has been granted under the Plan.

CASH BONUS RIGHTS. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) SARs granted or previously granted, (iii) stock bonuses awarded or previously awarded, and (iv) shares sold or previously sold under the Plan. Bonus rights granted in connection with options entitle the optionee to a cash bonus if and when the related option is exercised. The amount of the bonus is determined by multiplying the excess of the total fair market value of the shares acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. The bonus percentage applicable to any bonus right is determined by the Committee but may in no event exceed 75%. Bonus rights granted in connection with stock bonuses or restricted stock purchases entitle the recipient to a cash bonus, in an amount determined by the Committee, at the time the stock is awarded or purchased, or at such time as any restrictions to which the stock is subject lapse. No bonus rights have been granted under the Plan.

PERFORMANCE UNITS. The Committee may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves goals established by the Committee over a designated period of time, but in any event not more than 10 years. Payment of an award earned may be in cash or stock or both, and may be made when earned, or vested and deferred, as the Committee determines. No performance units have been granted under the Plan.

CHANGES IN CAPITAL STRUCTURE. The Plan provides that if the outstanding Class A Common Stock of the Company is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, stock split or certain other transactions, appropriate adjustment will be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee will make appropriate adjustments in outstanding options and SARs. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of the foregoing treatment for options and SARs, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and SARs in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and SARs shall immediately terminate.

TAX CONSEQUENCES

Certain options authorized to be granted under the Plan are intended to qualify as ISOs for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the ISO. If an employee exercises an ISO and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an ISO before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an ISO. Upon any disqualifying disposition by an employee, the Company will generally be entitled to a deduction to the extent the employee realized ordinary income.

Certain options authorized to be granted under the Plan will be treated as NSOs for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of an NSO until the option is exercised. At the time of exercise of an NSO, the optionee will realize ordinary compensation income, and the Company will generally be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company is required to withhold on the income amount. Upon the sale of shares acquired upon exercise of an NSO, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are not substantially vested for purposes of Section 83 of the Code and no
Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under
Section 83(b) of the Code within 30 days after the original transfer. The Company generally will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares. The Company is required to withhold on the income amount. A participant who receives a cash bonus right under the Plan generally will recognize income equal to the amount of any cash bonus paid at the time of receipt of that bonus, and the Company generally will be entitled to a deduction equal to the income recognized by the participant.

Section 162(m) of the Code, as adopted in 1993, limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year. Under IRS regulations, compensation received through the exercise of an option or stock appreciation right will not be subject to the $1,000,000 limit if the option or stock appreciation right and the plan pursuant to which it is granted meet certain requirements. One requirement is shareholder approval of a per-employee limit on the number of shares as to which options and stock appreciation rights may be granted, as proposed in this proposal. Other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the Class A Common Stock on the date of grant. Accordingly, the Company believes that if this proposal is approved by shareholders, compensation received on exercise of options and stock appreciation rights granted under the Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE AMENDMENTS TO THE PLAN BE APPROVED. The affirmative vote of the holders of shares of Class A Common Stock and Class B Common Stock with a majority of the votes of the holders present in person or represented by proxy and entitled to vote on the matter is required to approve this proposal. Abstentions have the same effect as "no" votes in determining whether the amendment is approved. Broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote on the proposal. The proxies will be voted for or against the proposal or as an abstention, in accordance with the instructions specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendments to the Plan.



               APPROVAL AND RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors of the Company has, subject to approval and ratification by the shareholders, selected Price Waterhouse LLP as independent auditors for the Company for the fiscal year ending August 31, 1997.

A representative of Price Waterhouse LLP is expected to be present at the meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.



             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section  16(a) of the  Securities  Exchange Act of 1934  requires the  Company's directors, executive officers and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during fiscal 1996 its officers and directors complied with all applicable Section 16(a) filing requirements.



                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

Any proposal by a shareholder of the Company to be considered for inclusion in proxy materials for the Company's 1998 Annual Meeting of Shareholders must be received in proper form by the Company at its principal office no later than August 11, 1997.



                                     GENERAL

The Board of Directors of the Company is not aware of any matters other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgement.

The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

The Company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1996.


IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.

                                       By Order of the Board of Directors,


                                       /S/Dori Schnitzer


                                       Dori Schnitzer
                                       Secretary

December 9, 1996

                                                                      APPENDIX A
                        SCHNITZER STEEL INDUSTRIES, INC.

                           1993 STOCK INCENTIVE PLAN*

         1. PURPOSE. The purpose of this 1993 Stock Incentive Plan (the "Plan") is to enable Schnitzer Steel Industries, Inc. (the "Company") to attract and retain the services of (1) selected employees, officers and directors of the Company or of any subsidiary of the Company and (2) selected nonemployee consultants and advisors to the Company.

         2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in paragraph 13, the shares to be offered under the Plan shall consist of Class A Common Stock of the Company, and the total number of shares of Class A Common Stock that may be issued under the Plan shall not exceed 1,200,000 [375,000] shares. The shares issued under the Plan may be authorized and unissued shares or reacquired shares. If an option, stock appreciation right or performance unit granted under the Plan expires, terminates or is cancelled, the unissued shares subject to such option, stock appreciation right or performance unit shall again be available under the Plan. If shares sold or awarded as a bonus under the Plan are forfeited to the Company or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan.

         3. EFFECTIVE DATE AND DURATION OF PLAN.

            (a) EFFECTIVE DATE. The Plan shall become effective when adopted by the Board of Directors; provided, however, that prior to shareholder approval of the Plan, any awards shall be subject to and conditioned on approval of the Plan by a majority of the votes cast at a shareholders meeting at which a quorum is present. Options, stock appreciation rights and performance units may be granted and shares may be awarded as bonuses or sold under the Plan at any time after the effective date and before termination of the Plan.

            (b) DURATION. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on such shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to options, performance units and shares subject to restrictions then outstanding under the Plan. Termination shall not affect any outstanding options, any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

         4. ADMINISTRATION. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"), which shall determine and designate from time to time the individuals to whom awards shall be made, the amount of the awards, and the other terms and conditions of the awards. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         5. TYPES OF AWARDS; ELIGIBILITY. The Committee may, from time to time, take the following actions, separately or in combination, under the Plan: (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as provided in paragraphs 6(a) and 6(b);
(ii) grant options other than Incentive Stock Options ("Non-Statutory Stock Options") as provided in paragraphs 6(a) and 6(c); (iii) award stock bonuses as provided in paragraph 7; (iv) sell shares subject to restrictions as provided in paragraph 8; (v) grant stock appreciation rights as provided in paragraph 9;
(vi) grant cash bonus rights as provided in paragraph 10; (vii) grant performance units as provided in paragraph 11 and (viii) grant foreign qualified awards as provided in paragraph 12. Any such awards may be made to employees, including employees who are officers or directors, and to other individuals described in paragraph 1 who the Committee believes have made or will make an important contribution to the Company or its subsidiaries; provided, however, that only employees of the Company shall be eligible to receive Incentive Stock Options under the Plan and members of the Committee shall not be eligible to receive awards under the Plan. The Committee shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made. At the discretion of the Committee, an individual may be given an election to surrender an award in exchange for the grant of a new award. No employee may be granted options or stock appreciation rights under the Plan for more than 100,000 shares of Class A Common Stock in any calendar year.


         6. OPTION GRANTS.

            (a) GENERAL RULES RELATING TO OPTIONS.

                (i) TERMS OF GRANT. The Committee may grant options under the Plan. With respect to each option grant, the Committee shall determine the number of shares subject to the option, the option price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option. At the time of the grant of an option or at any time thereafter, the Committee may provide that an optionee who exercised an option with Class A Common Stock of the Company shall automatically receive a new option to purchase additional shares equal to the number of shares surrendered and may specify the terms and conditions of such new options.

                (ii)  EXERCISE  OF  OPTIONS.  Except as  provided  in  paragraph
6(a)(iv) or as determined by the Committee, no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by or in the service of the Company or any subsidiary of the Company and shall have been so employed or provided such service continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment or service for this purpose. Unless otherwise determined by the Committee, vesting of options shall not continue during an absence on leave (including an extended illness) or on account of disability. Except as provided in paragraphs 6(a)(iv) and 13, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those shares in any subsequent year during the term of the option. [Unless otherwise determined by the Committee, if an officer subject to
Section 16 of the Securities Exchange Act of 1934 (an "Officer") or a director exercises an option within six months of the grant of the option, the shares acquired upon exercise of the option may not be sold until six months after the date of grant of the option.]

                (iii) NONTRANSFERABILITY. Each Incentive Stock Option and, unless otherwise determined by the Committee [with respect to an option granted to a person who is neither an Officer nor a director of the Company], each other option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee; provided, however, that a Non-Statutory Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

                (iv)  TERMINATION OF EMPLOYMENT OR SERVICE.

                      (A) GENERAL RULE. Unless otherwise determined by the Committee, in the event the employment or service of the optionee with the Company or a subsidiary terminates for any reason other than because of physical disability or death as provided in subparagraphs 6(a)(iv)(B) and (C), the option may be exercised at any time prior to the expiration date of the option or the expiration of 30 days after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination.

                      (B) TERMINATION BECAUSE OF TOTAL DISABILITY. Unless otherwise determined by the Committee, in the event of the termination of employment or service because of total disability, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such termination, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination. The term "total disability" means a mental or physical impairment which is expected to result in death or which has lasted or is expected to last for a continuous period of 12 months or more and which causes the optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties as an employee, director, officer or consultant of the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Company.

                      (C) TERMINATION BECAUSE OF DEATH. Unless otherwise determined by the Committee, in the event of the death of an optionee while employed by or providing service to the Company or a subsidiary, the option may be exercised at any time prior to the expiration date of the option or the expiration of 12 months after the date of such death, whichever is the shorter period, but only if and to the extent the optionee was entitled to exercise the option at the date of such termination and only by the person or persons to whom such optionee's rights under the option shall pass by the optionee's will or by the laws of descent and distribution of the state or country of domicile at the time of death.

                      (D)  AMENDMENT   OF   EXERCISE   PERIOD   APPLICABLE   TO
TERMINATION. The Committee, at the time of grant or at any time thereafter, may extend the 30-day and 12-month exercise periods any length of time not later than the original expiration date of the option, and may increase the portion of an option that is exercisable, subject to such terms and conditions as the Committee may determine.

                      (E) FAILURE TO EXERCISE OPTION. To the extent that the option of any deceased optionee or of any optionee whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to such option shall cease and terminate.

                (v) PURCHASE OF SHARES. Unless the Committee determines otherwise, shares may be acquired pursuant to an option granted under the Plan only upon receipt by the Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the shares for investment and not with a view to distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash (including, with the consent of the Committee, cash that may be the proceeds of a loan from the Company) or, with the consent of the Committee, in whole or in part, in Class A Common Stock of the Company valued at fair market value, restricted stock, performance units or other contingent awards denominated in either stock or cash, deferred compensation credits, promissory notes and other forms of consideration. The fair market value of Class A Common Stock provided in payment of the purchase price shall be the closing price of the Class A Common Stock as reported in The Wall Street Journal on the trading day preceding the date the option is exercised, or such other reported value of the Class A Common Stock as shall be specified by the Committee. No shares shall be issued until full payment therefor has been made. With the consent of the Committee, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option. Each optionee who has exercised an option shall immediately upon notification of the amount due, if any, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required beyond any amount deposited before delivery of the certificates, the optionee shall pay such amount to the Company on demand. If the optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the optionee, including salary, subject to applicable law. With the consent of the Committee an optionee may satisfy this obligation, in whole or in part, by having the Company withhold from the shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering to the Company Class A Common Stock to satisfy the withholding amount. Upon the exercise of an option, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option.

            (b) INCENTIVE  STOCK  OPTIONS.   Incentive  Stock  Options shall  be
subject to the following additional terms and conditions:

                (i) LIMITATION ON AMOUNT OF GRANTS. No employee may be granted Incentive Stock Options under the Plan if the aggregate fair market value, on the date of grant, of the Class A Common Stock with respect to which Incentive Stock Options are exercisable for the first time by that employee during any calendar year under the Plan and under any other incentive stock option plan (within the meaning of Section 422 of the Code) of the Company or any parent or subsidiary of the Company exceeds $100,000.

                (ii) LIMITATIONS ON GRANTS TO 10 PERCENT SHAREHOLDERS. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary of the Company only if the option price is at least 110 percent of the fair market value of the Class A Common Stock subject to the option on the date it is granted, as described in paragraph 6(b)(iv), and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

                (iii) DURATION OF OPTIONS. Subject to paragraphs 6 (a)(ii) and 6(b)(ii), Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee, except that no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

                (iv)  OPTION  PRICE.   The  option  price  per  share  shall  be
determined by the Committee at the time of grant. Except as provided in paragraph 6(b)(ii), the option price shall not be less than 100 percent of the fair market value of the Class A Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be deemed to be the closing price of the Class A Common Stock as reported in The Wall Street Journal on the day preceding the date the option is granted, or if there has been no sale on that date, on the last preceding date on which a sale occurred, or such other value of the Class A Common Stock as shall be specified by the Committee.

                (v) LIMITATION ON TIME OF GRANT. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action [date the Plan was adopted] by the Board of Directors approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

                (vi) CONVERSION OF INCENTIVE STOCK OPTIONS. The Committee may at any time without the consent of the optionee convert an Incentive Stock Option to a Non-Statutory Stock Option.

            (c) NON-STATUTORY STOCK OPTIONS. Non-Statutory Stock Options shall be subject to the following additional terms and conditions:

                (i) OPTION PRICE. The option price for Non-Statutory Stock Options shall be determined by the Committee at the time of grant and may be any amount determined by the Committee.

                (ii) DURATION OF OPTIONS. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Committee.

         7. STOCK BONUSES. The Committee may award shares under the Plan as stock bonuses. Shares awarded as a bonus shall be subject to the terms, conditions, and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with such other restrictions as may be determined by the Committee. [If shares are subject to forfeiture, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture, at which time all accumulated amounts shall be paid to the recipient.] The Committee may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares awarded shall bear any legends required by the Committee. [Unless otherwise determined by the Committee, shares awarded as a stock bonus to an Officer or director may not be sold until six months after the date of the award.] The Company may require any recipient of a stock bonus to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the recipient, including salary or fees for services, subject to applicable law. With the consent of the Committee, a recipient may deliver Class A Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

         8. RESTRICTED STOCK. The Committee may issue shares under the Plan for such consideration (including promissory notes and services) as determined by the Committee. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Committee. The restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with such other restrictions as may be determined by the Committee. [If shares are subject to forfeiture or repurchase by the Company, all dividends or other distributions paid by the Company with respect to the shares shall be retained by the Company until the shares are no longer subject to forfeiture or repurchase, at which time all accumulated amounts shall be paid to the recipient.] All Class A Common Stock issued pursuant to this paragraph 8 shall be subject to a purchase agreement, which shall be executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares to the recipient. The purchase agreement may contain any terms, conditions, restrictions, representations and warranties required by the Committee. The certificates representing the shares shall bear any legends required by the Committee. [Unless otherwise determined by the Committee, shares issued under this paragraph 8 to an Officer or director may not be sold until six months after the shares are issued.] The Company may require any purchaser of restricted stock to pay to the Company in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the purchaser fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the purchaser, including salary, subject to applicable law. With the consent of the Committee, a purchaser may deliver Class A Common Stock to the Company to satisfy this withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued.

         9. STOCK APPRECIATION RIGHTS.

            (a) GRANT. Stock appreciation rights may be granted under the Plan by the Committee, subject to such rules, terms, and conditions as the Committee prescribes.

            (b) EXERCISE.

                (i) Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Class A Common Stock of the Company over its fair market value on the date of grant (or, in the case of a stock appreciation right granted in connection with an option, the excess of the fair market value of one share of Class A Common Stock of the Company over the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right or the option, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Class A Common Stock valued at fair market value, in cash, or partly in Class A Common Stock and partly in cash, all as determined by the Committee.

                (ii) A stock appreciation right shall be exercisable only at the time or times established by the Committee. If a stock appreciation right is granted in connection with an option, the following rules shall apply: (1) the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised; (2) upon exercise of the stock appreciation right, the option or portion thereof to which the stock appreciation right relates terminates; and (3) upon exercise of the option, the related stock appreciation right or portion thereof terminates. [Unless otherwise determined by the Committee, no stock appreciation right granted to an Officer or director may be exercised during the first six months following the date it is granted.]

                (iii) The Committee may withdraw any stock appreciation right granted under the Plan at any time and may impose any conditions upon the exercise of a stock appreciation right or adopt rules and regulations from time to time affecting the rights of holders of stock appreciation rights. Such rules and regulations may govern the right to exercise stock appreciation rights granted prior to adoption or amendment of such rules and regulations as well as stock appreciation rights granted thereafter.

                (iv) For purposes of this paragraph 9, the fair market value of the Class A Common Stock shall be the closing price of the Class A Common Stock as reported in The Wall Street Journal, or such other reported value of the Class A Common Stock as shall be specified by the Committee, on the trading day preceding the date the stock appreciation right is exercised.

                (v) No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Committee shall determine, the number of shares may be rounded downward to the next whole share.

                (vi) Each stock appreciation right granted in connection with an
Incentive Stock Option and, unless otherwise determined by the Board of Directors [with respect to a stock appreciation right granted to a person who is neither an Officer nor a director of the Company], each other stock appreciation right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder's lifetime only by the holder; provided, however, that a stock appreciation right not granted in connection with an Incentive Stock Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act.

                (vii) Each participant who has exercised a stock appreciation right shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant including salary, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued upon the exercise that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount.

                (viii) Upon the exercise of a stock appreciation right for shares, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued. Cash payments of stock appreciation rights shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.

        10. CASH BONUS RIGHTS.

            (a) GRANT. The Committee may grant cash bonus rights under the Plan in connection with (i) options granted or previously granted, (ii) stock appreciation rights granted or previously granted, (iii) stock bonuses awarded or previously awarded and (iv) shares sold or previously sold under the Plan. Cash bonus rights will be subject to rules, terms and conditions as the Committee may prescribe. Unless otherwise determined by the Committee [with respect to a cash bonus right granted to a person who is neither an Officer nor a director of the Company], each cash bonus right granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. The payment of a cash bonus shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan.

            (b) CASH BONUS RIGHTS IN CONNECTION WITH OPTIONS. A cash bonus right granted in connection with an option will entitle an optionee to a cash bonus when the related option is exercised (or terminates in connection with the exercise of a stock appreciation right related to the option) in whole or in part. If an optionee purchases shares upon exercise of an option and does not exercise a related stock appreciation right, the amount of the bonus shall be determined by multiplying the excess of the total fair market value of the shares to be acquired upon the exercise over the total option price for the shares by the applicable bonus percentage. If the optionee exercises a related stock appreciation right in connection with the termination of an option, the amount of the bonus shall be determined by multiplying the total fair market value of the shares and cash received pursuant to the exercise of the stock appreciation right by the applicable bonus percentage. The bonus percentage applicable to a bonus right shall be determined from time to time by the Committee but shall in no event exceed 75 percent.

            (c) CASH BONUS RIGHTS IN CONNECTION WITH STOCK BONUs. A cash bonus right granted in connection with a stock bonus will entitle the recipient to a cash bonus payable when the stock bonus is awarded or restrictions, if any, to which the stock is subject lapse. If bonus stock awarded is subject to restrictions and is repurchased by the Company or forfeited by the holder, the cash bonus right granted in connection with the stock bonus shall terminate and may not be exercised. The amount and timing of payment of a cash bonus shall be determined by the Committee.

            (d) CASH BONUS RIGHTS IN CONNECTION WITH STOCK PURCHASES. A cash bonus right granted in connection with the purchase of stock pursuant to paragraph 8 will entitle the recipient to a cash bonus when the shares are purchased or restrictions, if any, to which the stock is subject lapse. Any cash bonus right granted in connection with shares purchased pursuant to paragraph 8 shall terminate and may not be exercised in the event the shares are repurchased by the Company or forfeited by the holder pursuant to applicable restrictions. The amount and timing of payment of a cash bonus shall be determined by the Committee.

            (e) TAXES. The Company shall withhold from any cash bonus paid pursuant to paragraph 10 the amount necessary to satisfy any applicable federal, state and local withholding requirements.

        11. PERFORMANCE UNITs. The Committee may grant performance units consisting of monetary units which may be earned in whole or in part if the Company achieves certain goals established by the Committee over a designated period of time, but not in any event more than 10 years. The goals established by the Committee may include earnings per share, return on shareholders' equity, return on invested capital, and such other goals as may be established by the Committee. In the event that the minimum performance goal established by the Committee is not achieved at the conclusion of a period, no payment shall be made to the participants. In the event the maximum corporate goal is achieved, 100 percent of the monetary value of the performance units shall be paid to or vested in the participants. Partial achievement of the maximum goal may result in a payment or vesting corresponding to the degree of achievement as determined by the Committee. Payment of an award earned may be in cash or in Class A Common Stock or in a combination of both, and may be made when earned, or vested and deferred, as the Committee determines. Deferred awards shall earn interest on the terms and at a rate determined by the Committee. Unless otherwise determined by the Committee [with respect to a performance unit granted to a person who is neither an Officer nor a director of the Company], each performance unit granted under the Plan by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder's domicile at the time of death or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act. Each participant who has been awarded a performance unit shall, upon notification of the amount due, pay to the Company in cash amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the participant, including salary or fees for services, subject to applicable law. With the consent of the Committee a participant may satisfy this obligation, in whole or in part, by having the Company withhold from any shares to be issued that number of shares that would satisfy the withholding amount due or by delivering Class A Common Stock to the Company to satisfy the withholding amount. The payment of a performance unit in cash shall not reduce the number of shares of Class A Common Stock reserved for issuance under the Plan. The number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon payment of an award.

        12. FOREIGN QUALIFIED GRANTS. Awards under the Plan may be granted to such officers and employees of the Company and its subsidiaries and such other persons described in paragraph 1 residing in foreign jurisdictions as the Committee may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary to comply with the applicable laws of such foreign jurisdictions and to afford participants favorable treatment under such laws; provided, however, that no award shall be granted under any such supplement with terms which are more beneficial to the participants than the terms permitted by the Plan.

        13. CHANGES IN CAPITAL STRUCTURE. If the outstanding Class A Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split-up, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind of shares available for awards under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding options and stock appreciation rights, or portions thereof then unexercised, shall be exercisable, so that the optionee's proportionate interest before and after the occurrence of the event is maintained. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive. In the event of dissolution of the Company or a merger, consolidation or plan of exchange affecting the Company, in lieu of providing for options and stock appreciation rights as provided above in this paragraph 13 or in lieu of having the options and stock appreciation rights continue unchanged, the Committee may, in its sole discretion, provide a 30-day period prior to such event during which optionees shall have the right to exercise options and stock appreciation rights in whole or in part without any limitation on exercisability and upon the expiration of which 30-day period all unexercised options and stock appreciation rights shall immediately terminate.

        14. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant options, stock appreciation rights, performance units, stock bonuses and cash bonuses and issue restricted stock under the Plan having terms, conditions and provisions that vary from those specified in this Plan provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, cash bonuses, restricted stock and performance units granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to which the Company or a subsidiary is a party.

        15. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in paragraphs 6(a)(iv), 9 and 13, however, no change in an award already granted shall be made without the written consent of the holder of such award.

        16. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company's shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Class A Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

        17. EMPLOYMENT AND SERVICE RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary by whom such employee is employed to terminate such employee's employment at any time, for any reason, with or without cause, or to decrease such employee's compensation or benefits, or (ii) confer upon any person engaged by the Company any right to be retained or employed by the Company or to the continuation, extension, renewal, or modification of any compensation, contract, or arrangement with or by the Company.

       18. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Class A Common Stock until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.




*NOTE: Matter in bold is new; matter in [brackets and italics] is to be deleted.